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                                                                   Exhibit 3.92

                            COMMONWEALTH OF VIRGINIA

[SEAL]                    STATE CORPORATION COMMISSION

I CERTIFY THE FOLLOWING FROM THE RECORDS OF THE COMMISSION:

The foregoing is a true copy of all documents constituting the charter of NORTH COUNTRY ENVIRONMENTAL SERVICES, INC. on file in the Clerk's Office of the Commission.

Nothing more is hereby certified.


[SEAL]                              SIGNED AND SEALED AT RICHMOND ON THIS DATE:
                                    MAY 17, 2002


                                           /s/ Joel H. Peck
                                    --------------------------------------------
                                           JOEL H. PECK, CLERK OF THE COMMISSION

CIS0448

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CIS090

336957

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION
                                 MARCH 24, 1989


                          CERTIFICATE OF INCORPORATION


The State Corporation Commission has found the accompanying articles submitted on behalf of

CONSUMAT SANCO, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ordered that this

CERTIFICATE OF INCORPORATION

be issued, and admitted to record with the articles in this office of the Commission, effective March 24, 1989.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.


                                            STATE CORPORATION COMMISSION


                                            By  /s/ [ILLEGIBLE]
                                              ------------------------------
                                                Commissioner


Court Number:  216

01424NEW

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                              CONSUMAT SANCO, INC.

                            ARTICLES OF INCORPORATION


                                    ARTICLE I
                                      NAME

     The name of the Corporation is Consumat Sanco, Inc.


                                   ARTICLE II
                                    PURPOSE

     The Corporation is organized to engage in any lawful business not required by the Virginia Stock Corporation Act to be stated in the Articles of Incorporation.

                                   ARTICLE III
                                AUTHORIZED SHARES

     3.1 NUMBER AND DESIGNATION. The number and designation of shares that the Corporation shall have authority to issue and the par value per share are as follows:

     Class       Number of Shares       Par Value
     -----       ----------------       ---------
     Common           25,000             $ 1.00

     3.2 PREEMPTIVE RIGHTS. No holder of outstanding shares shall have any preemptive right with respect to (i) any shares of any class of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such shares, or (iii) any obligations convertible into any

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such shares or into warrants, rights or options to purchase any such shares.

     3.3 VOTING; DISTRIBUTIONS. The holders of the Common Shares shall have unlimited voting rights and are entitled to receive the net assets of the Corporation upon the liquidation, dissolution or winding up of the affairs of the Corporation.

                                   ARTICLE IV
                     REGISTERED OFFICE AND REGISTERED AGENT

     The address of the initial registered office of the Corporation, which is located in the City of Richmond, Virginia, is c/o McGuire, Woods, Battle & Boothe, One James Center, Richmond, Virginia 23219. The initial registered agent of the Corporation is William L. Taylor, whose business office is identical with the registered office and who is a resident of Virginia and a member of the Virginia State Bar.

                                    ARTICLE V
                     LIMIT ON LIABILITY AND INDEMNIFICATION

     5.1 DEFINITIONS. For purposes of this Article the following definitions shall apply:

           i) "CORPORATION" means this Corporation only and no predecessor entity or other legal entity;

           ii) "EXPENSES" include counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification;

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           iii) "LIABILITY" means the obligation to pay a judgment, settlement, penalty, fine, or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan;

           iv) "LEGAL ENTITY" means a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise;

           v) "PREDECESSOR ENTITY" means a legal entity the existence of which ceased upon its acquisition by the Corporation in a merger or otherwise; and

           vi) "PROCEEDING" means any threatened, pending, or completed action, suit, proceeding or appeal whether civil, criminal, administrative or investigative and whether formal or informal.

     5.2 LIMIT ON LIABILITY. In every instance in which the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of liability of a directors or officers of a corporation to the corporation or its shareholders, the directors and officers of this Corporation shall not be liable to the Corporation or its shareholders.

     5.3 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Corporation) because such

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individual is or was a director or officer of the Corporation, or because such individual is or was serving the Corporation, or any other legal entity in any capacity at the request of the Corporation while a director or officer of the Corporation, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of such individual's willful misconduct or knowing violation of the criminal law. Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation. The determination that indemnification under this Section 5.3 is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, as provided in Section 5.4 of this Article; provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. Such undertaking shall be an

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unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to such director's or officer's ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make such director or officer ineligible for indemnification. The Corporation is authorized to contract in advance to indemnify and make advances and reimbursements for expenses to any of its directors or officers to the same extent provided in this Section 5.3.

     5.4 INDEMNIFICATION OF OTHERS. The Corporation may, to a lesser extent or to the same extent that it is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers pursuant to Section 5.3, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of the Corporation, and may contract in advance to do so. The determination that indemnification under this Section 5.4 is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made an authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law. No person's rights under Section 5.3 of this Article shall be limited by the provisions of this Section 5.4.

     5.5 MISCELLANEOUS. The rights of each person entitled to indemnification under this Article shall inure to the benefit of such person's heirs, executors and administrators. Special legal counsel selected to make determinations under this Article may be counsel for the Corporation. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no person shall be entitled to indemnification by the Corporation to the extent such person is indemnified by another, including an insurer. The Corporation is authorized to purchase and maintain insurance against any liability it may have under this Article or to protect any of the persons named above against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation's power to indemnify against such liability. The provisions of this Article shall not be deemed to preclude the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above. If any provision of this Article or its application to any person or circumstance

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is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article, and to this end the provisions of this Article are severable.

     5.6 AMENDMENTS. No amendment, modification or repeal of this Article shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.


Dated:  March 22, 1989


                                                By: /s/ Beth A. Falk
                                                    ----------------------------
                                                    Beth A. Falk, Incorporator

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                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION


     Consumat Sanco, Inc., a corporation organized and existing under and by virtue of the Stock Corporation Act of the Commonwealth of Virginia, DOES HEREBY CERTIFY:

     FIRST:   The present name of the corporation is Consumat Sanco, Inc.

     SECOND: The Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Articles of Incorporation of said corporation:

     RESOLVED, that the Articles of Incorporation of Consumat Sanco, Inc. be amended by changing the First Article thereof so that, as amended, said article shall be and read as follows:

     "The name of the corporation (hereinafter called the Corporation) is:

          NORTH COUNTRY ENVIRONMENTAL SERVICES, INC.

     THIRD:   In lieu of a meeting and vote of stockholders, the stockholders have given unanimous consent to said amendment in accordance with the provisions of Sections 13.1-657 and 13.1-70? of the Stock Corporation Act of the Commonwealth of Virginia.

     FOURTH:  The foregoing amendment was adopted on September 6, 1994.

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     FIFTH:   The Articles of Amendment shall become effective on September 19,
1994.

     The undersigned, James W. Bohlig, president, declares that the facts herein stated are true as of September 6, 1994.


                                           CONSUMAT SANCO INC.

                                           BY: /s/ James W. Bohlig
                                              -----------------------------
                                           James W. Bohlig, President

                                        2
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                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                               September 13, 1994

The State Corporation Commission has found the accompanying articles submitted on behalf of

NORTH COUNTRY ENVIRONMENTAL SERVICES, INC.
 (FORMERLY CONSUMAT SANCO, INC.  )

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective September l9, 1994.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.


                                   STATE CORPORATION COMMISSION

                                   By /s/ [ILLEGIBLE]

                                       Commissioner


AMENACPT
CIS20354
94-09-09-0054